Exhibit 10.37

AMENDMENT AND WAIVER TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

The Amended and Restated Employment Agreement by and between TechTarget, Inc. and Don Hawk (the “Executive”) which took effect January 1, 2007 (“Agreement”) is hereby amended pursuant to this Amendment and Waiver to Amended and Restated Employment Agreement (“Amendment and Waiver”). This Amendment and Waiver shall be effective as of January 10, 2012.

The parties, for good and valuable consideration, the sufficiency of which is hereby acknowledged, hereby agree as follows:

1.	Section 2, “Capacity,” is hereby amended and restated as follows:

Capacity. The Executive shall serve the Employer as Executive Director, Product Innovation. The Executive shall also serve the Employer in such other or additional offices as the Executive may be requested to serve by the Chief Operating Officer. In such capacity or capacities, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Employer as may be assigned or delegated to the Executive from time to time, consistent with the Executive’s education and experience, by or under the authority of the Chief Operating Officer. The Executive shall report directly to the Chief Operating Officer.”

2.

Pursuant to Section 14 of the Agreement, the Executive by signing below hereby waives any claim that the amendment to the Agreement described in paragraph 1 above constitutes “Good Reason”, as such term is defined in Section 6(c) of the Agreement, including without limitation, “Good Reason” as defined in Section 6(c)(ii) of the Agreement.

3.

Except as expressly provided herein, the terms and conditions of the Agreement remain unmodified. All capitalized terms not defined herein shall have the meaning set forth in the Agreement. This Amendment and Waiver shall be governed by the same provisions as set forth in Section 17 of the Agreement. If any part of this Amendment and Waiver is held by a court of competent jurisdiction to be void or unenforceable, the remaining provisions shall continue with full force and effect.

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This Amendment and Waiver has been agreed to and executed by the following parties on the dates set forth opposite their names:

	/s/ DON HAWK	Date:	January 10, 2012
Don Hawk
TechTarget, Inc.

By:	/s/ GREG STRAKOSCH	Date:	January 10, 2012
Greg Strakosch Chief Executive Officer

Signature Page to Amendment and Waiver

to Amended and Restated Employment Agreement